Q3 2012 Earnings Teleconference

October 24, 2012

ATMI®

Safe Harbor Statement

Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2012 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor and life sciences industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing, commercializing, and delivering new products; customer-driven pricing pressure; potential loss of key customers; problems or delays in integrating acquired operations and businesses; uncertainty in the credit and financial markets; ability to protect ATMI's proprietary technology; and other factors described in ATMI's Form 10-K for the year ended December 31, 2011 and other subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

ATMI®

Q3 2012 Summary

- Record revenues and net income
  - SDS Direct performing inline with expectations
  - Strong demand for single-use LifeSciences equipment
  - Includes $2.6M of royalty revenue
  - Benefit from successful completion of advanced materials collaborative development program (CDP)
  - Operating margins improved to 19%
- Continued strong cash generation
- Progress on growth initiatives
  - Ground breaking for Korea manufacturing facility
  - Continued investment in LifeSciences single-use product portfolio
  - Developing resource efficiency applications

ATMI®

ATMI

$M (except per share data)	Q3 2012	Q3 2011	Change	Q2 2012	Change
Revenue	**108.8**	95.0	+15%	105.9	+3%
Gross profit	**54.4**	44.1	+24%	53.5	+2%
Gross margin	***50%***	*46%*		*50%*	
Operating income	**20.5**	11.8	+73%	16.9	+21%
Operating margin	***19%***	*12%*		*16%*	
Net income	**14.4**	8.0	+79%	11.4	+26%
EPS	**$0.44**	$0.25		$0.35	

- Revenue and operating income growth due to SDS Direct, LifeSciences growth and royalty
- GM improvement limited by unfavorable product mix
- Q3 2012 ETR 31.3% due to increase in tax valuation allowance; expect FY 2012 ~30%

ATMI®

Diverse Revenue Mix

Q3 2012 Revenues by Product


Implant 26%
Cu Materials 46%
NOWPak 14%
LifeSciences 10%
Other 4%

Q3 2012 Revenues by Sector


Logic 60%
Memory 22%
Display 8%
LifeSciences 10%

Q3 2012 Revenues by Geography


Asia 69%
North America 20%
Europe 11%

- Implant growth from SDS transaction
- LifeSciences equipment sales growth
- Investing in Asia to better align operations with customer base

Microelectronics

$M	Q3 2012	Q3 2011	Change	Q2 2012	Change
Revenue	**98.4**	85.8	+15%	94.6	+4%
Gross margin	***52%***	*48%*		*52%*	
Operating income	**34.0**	24.3	+41%	30.5	+13%
Operating margin	***35%***	*28%*		*32%*	

- SDS Direct delivered $7.4M of revenues and $0.10 of diluted EPS in the quarter
- Operating margin improved due to royalty revenue and R&D reimbursements under a CDP
- Customers ramping 28nm production
- Continued momentum on 20nm and 14nm development activities

ATMI®

LifeSciences

$M	Q3 2012	Q3 2011	Change	Q2 2012	Change
Revenue	**10.4**	9.2	+13%	11.2	-7%
Gross margin	***28%***	*30%*		*38%*	
Operating (loss)	**(2.1)**	(2.2)		(1.1)	
Operating margin	***(21%)***	*(24%)*		*(10%)*	

- Q3 down sequentially due to European seasonality; up Y/Y on increased equipment sales
- Growth in single-use technology is accelerating
- Profitability improves with higher mix of consumables

ATMI®

Other Financial Data

$M	Q3 2012	Q3 2011	Q2 2012
Cash and marketable securities	**139.3**	186.2	129.3
Cash from operating activities	**20.9**	24.1	22.6
Capital Expenditures	**5.2**	5.1	7.9
Depreciation & Amortization	**6.9**	6.7	6.8
Headcount	**825**	802	822

- Rebuilding cash balance following SDS Direct in Q4 2011
- Capex expected to be approximately $30-35M in both 2012 and 2013 as we ramp our strategic activities in Korea
- Reinstituting activity under existing share repurchase program

ATMI®

Outlook

- Microelectronics
  - Declining wafer starts in Q4
  - Reduced R&D spending in 2013 due to efficiencies gained through HPD and elimination of Japan development capacity
- LifeSciences
  - Strong growth from seasonally-soft Q3
  - Long-term 20-30% CAGR
- Long-term growth outlook favorable
  - Growth in advanced nodes
  - Acceleration of demand in single-use technology
  - Developing resource efficiency applications

ATMI®

ATMI®

Thank you for your interest.

Troy Dewar
Director, Investor Relations
203.207.9349
tdewar@atmi.com